UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2025

Olaplex Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40860	87-1242679
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

432 Park Avenue South, Third Floor, New York, NY 10016

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 691-0776

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	OLPX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 20, 2025 (the “Closing Date”), Olaplex, Inc. (“Olaplex”), a Delaware corporation and wholly-owned subsidiary of Olaplex Holdings, Inc., entered into a Stock Purchase Agreement (the “Purchase Agreement”), among Olaplex, Purvala Bioscience, Inc., a Delaware corporation (“Purvala”), the stockholders and optionholders of Purvala (the “Former Holders”), including Lavinia Popescu, the Chief Science and Research Officer of Olaplex Holdings, Inc., and Shareholder Representative Services LLC, as the representative of the Former Holders, pursuant to which Olaplex acquired all of the outstanding capital stock of Purvala for an aggregate purchase price of $10,500,000, subject to certain adjustments.

Purvala is a Boston-based company founded by Dr. Bradley Olsen that seeks to develop transformative bioinspired technologies with applications across health and beauty industries.

The Purchase Agreement contains customary representations and warranties, indemnification and other provisions. In addition, Olaplex deposited $1,050,000 of the aggregate purchase price into an escrow account, which funds will be available to Olaplex until the fifteen-month anniversary of the Closing Date (the “Escrow Release Date”) in order to satisfy any payment obligations of the Former Holders with respect to Olaplex’s indemnification rights under the Purchase Agreement, and any amounts remaining in the escrow account will be disbursed to the Former Holders after the Escrow Release Date.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference. The Purchase Agreement is not intended to provide any other information about Olaplex, Purvala or their respective subsidiaries and affiliates. The Purchase Agreement contains representations and warranties that are the product of negotiations among the parties thereto and the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered by the respective parties to the Purchase Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Item 7.01	Regulation FD Disclosure.

On August 26, 2025, Olaplex Holdings, Inc. issued a press release announcing the acquisition of Purvala. The press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

2.1*#	Stock Purchase Agreement, dated August 20, 2025, among Olaplex, Inc., Purvala Bioscience, Inc., the stockholders and optionholders of Purvala Bioscience, Inc, and Shareholder Representative Services LLC, as the representative of the stockholders and optionholders.

99.1	Press Release dated August 26, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain annexes, exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted annexes, exhibits and schedules upon request by the SEC.

#

Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company hereby undertakes to furnish an unredacted copy of the exhibit upon request by the SEC.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: August 26, 2025	Olaplex Holdings, Inc.

	By:	/s/ Amanda Baldwin
	Name:	Amanda Baldwin
	Title:	Chief Executive Officer